As filed with the Securities and Exchange Commission on March 14, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTERRA INC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1551379
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1815 Rollins Road
Burlingame, California 94010
(Address of Principal Executive Offices) (Zip Code)
PROTERRA INC 2021 EQUITY INCENTIVE PLAN
PROTERRA INC 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Gareth T. Joyce
Chief Executive Officer
1815 Rollins Road
Burlingame, California 94010
(Name and Address of Agent For Service)
(864) 438-0000
(Telephone Number, including area code, of agent for service)

Copies to:
Dawn H. Belt Per B. Chilstrom Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	JoAnn C. Covington Chief Legal Officer Proterra Inc 1815 Rollins Road Burlingame, California 94010 Tel.: (864) 438-0000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Proterra Inc, a Delaware corporation (the “Registrant”), has previously registered, pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2021 (Registration No. 333-258827) (the “Prior Registration Statement”), (i) 10,435,613 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant reserved for issuance under the Proterra Inc 2021 Equity Incentive Plan (the “Equity Incentive Plan”); (ii) 1,630,000 shares of Common Stock reserved for issuance under the Proterra Inc 2021 Employee Stock Purchase Plan (the “ESPP”); and (iii) 22,174,549 shares of Common Stock issuable upon the exercise of stock options granted under the Proterra Inc 2010 Equity Incentive Plan.
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Commission to register (i) 8,878,388 additional shares of Common Stock available for issuance under the Equity Incentive Plan, pursuant to the evergreen provisions of the Equity Incentive Plan and (ii) 2,219,597 additional shares of Common Stock available for issuance under the ESPP, pursuant to the evergreen provisions of the ESPP.
In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock that is issuable under the Equity Incentive Plan and the ESPP, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on March 14, 2022 (the "2021 Annual Report on Form 10-K");
(b)the Registrant’s Current Reports on Form 8-K filed with the Commission on January 24, 2022 and February 23, 2022 (other than portions of such documents or exhibits thereto deemed not to be filed); and
(c)the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 22, 2020, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the 2021 Annual Report on Form 10-K, including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of KPMG LLP, independent registered accounting firm for the Registrant.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Powers of Attorney (included on the signature page of this Registration Statement).					X
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on the 14th day of March, 2022.

PROTERRA INC

By:	/s/ Gareth T. Joyce
Gareth T. Joyce
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Gareth T. Joyce and Karina F. Padilla, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gareth T. Joyce	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2022
Gareth T. Joyce

/s/ Karina F. Padilla	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2022
Karina Franco Padilla

/s/ John J. Allen	Chairman of the Board	March 14, 2022
John J. Allen

/s/ Mary Louise Krakauer	Director	March 14, 2022
Mary Louise Krakauer

/s/ Roger M. Nielsen	Director	March 14, 2022
Roger M. Nielsen

/s/ Brook F. Porter	Director	March 14, 2022
Brook F. Porter

/s/ Joan Robinson-Berry	Director	March 14, 2022
Joan Robinson-Berry

/s/ Jeannine P. Sargent	Director	March 14, 2022
Jeannine P. Sargent

/s/ Constance E. Skidmore	Director	March 14, 2022
Constance E. Skidmore

/s/ Michael D. Smith	Director	March 14, 2022
Michael D. Smith